Exhibit 10.1

WAIVER AND AMENDMENT TO FOURTH FORBEARANCE AND AMENDMENT AGREEMENT

This Waiver And Amendment To Fourth Forbearance And Amendment Agreement (this “Agreement”) is made and entered into September ___, 2010 and, upon satisfaction of the conditions precedents set forth in Paragraph 3 below, effective as of July 31, 2010 (the “Effective Date”), by and between JPMorgan Chase Bank, N.A. ( “Lender”), United Western Bancorp, Inc. ( “Borrower”), and Equi-Mor Holdings, Inc. ( “Pledgor”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Fourth Forbearance And Amendment Agreement, dated July 9, 2010, by and between Borrower, Pledgor, and Lender (the “Fourth Forbearance Agreement”).

RECITALS

A.           On July 9, 2010, Borrower, Pledgor, and Lender entered into the Fourth Forbearance Agreement, pursuant to which Lender agreed, on the terms and conditions set forth therein, to forbear until the Termination Date from exercising its rights and remedies under the Loan Documents arising as a result of the Disclosed Defaults.

B.           On August 25, 2010, the OTS informed Borrower that it would not approve of Borrower making the Forbearance Principal Payments and Forbearance Interest Payments pursuant to the Fourth Forbearance Agreement.  Borrower is in default of its obligations under the Fourth Forbearance Agreement to: (i) make the July, August, and September 15, 2010 Forbearance Principal Payments to Lender pursuant to Section 5(A)(i) of the Fourth Forbearance Agreement as a result of the failure of the OTS to provide its non-objection with respect to such payments; (ii) make the July and August, 2010 Forbearance Interest Payments to Lender pursuant to Section 5(A)(ii) of the Fourth Forbearance Agreement as a result of the failure of the OTS to provide its non-objection with respect to such payments; and (iii) provide Lender with written status reports with respect to Borrower’s Stated Capital Raise/Strategic Plan no later than the last day of July and August, 2010 pursuant to Section 5(G)(ii) of the Fourth Forbearance Agreement (although Lender acknowledges that oral updates were provided for such periods) (collectively, the “Fourth Forbearance Defaults”).

C.           Borrower has requested that Lender waive the Fourth Forbearance Defaults and amend the Fourth Forbearance Agreement so as to continue to forbear from exercising its rights and remedies under the Loan Documents on account of the Disclosed Defaults through October 31, 2010 (provided no further default occurs).  Lender is willing to agree to such requests but only on the terms and conditions expressly set forth herein.

AGREEMENTS

NOW, THEREFORE, in consideration of the Recitals, which are deemed a material part of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, Borrower, and Pledgor hereby agree as follows:

1.           In consideration for the agreements and representations made herein, upon satisfaction of the conditions precedent set forth in Section 3 below, Lender waives the Fourth Forbearance Defaults.

2. Upon satisfaction of the conditions precedent set forth in Section 3 below, the following provisions of the Fourth Forbearance Agreement shall be amended, from and after such date, as indicated:

A.	RECITAL J -- The following sentence shall be deleted in its entirety:

“It is anticipated that the following defaults will occur after the Effective Date hereof but prior to September 30, 2010, under the Loan Documents (the “Additional Anticipated Defaults”): (i) under Section 4.11 of the Credit Agreement, regarding Borrower’s obligation to cause the Bank at all times after December 31, 2009 to maintain a Non-Performing Assets Plus OREO Ratio of not greater than six and one-half percent (6.5%), measured for the second quarter of 2010; and (iii) under Section 4.10 of the Credit Agreement, regarding Borrower’s obligation to at all times cause the Bank to maintain its categorization as “Well Capitalized” as defined by the regulations of the Bank’s primary Governmental Authority.”

and the following sentence shall be inserted in its place:

“It is anticipated that the following defaults will occur after the Effective Date hereof but prior to October 31, 2010, under the Loan Documents (the “Additional Anticipated Defaults”): (i) under Section 4.11 of the Credit Agreement, regarding Borrower’s obligation to cause the Bank at all times after December 31, 2009 to maintain a Non-Performing Assets Plus OREO Ratio of not greater than six and one-half percent (6.5%), measured for the second and third quarters of 2010; and (iii) under Section 4.10 of the Credit Agreement, regarding Borrower’s obligation to at all times cause the Bank to maintain its categorization as “Well Capitalized” as defined by the regulations of the Bank’s primary Governmental Authority.”;

B.	Section 2(i) -- The reference to “September 30, 2010” shall be deleted and “October 31, 2010” shall be inserted in its place;

C.	Section 5(A) -- The existing provisions in Section 5(A) shall be deleted in their entirety and the following provision shall be inserted in its place:

“Upon the receipt by Borrower of written non-objection from the OTS, Borrower shall pay Lender monthly interest payments for the months of June, July, August, September, and October per the terms of the LOC Note: (i) immediately, with respect to all accrued and unpaid monthly interest payments at the time of receipt by Borrower of such non-objection; and (ii) on the last day of each month, with respect to future monthly interest payments (the “Amended Forbearance Interest Payments”);”;

D.	Section 5(B) -- The existing provisions in Section 5(B) shall be deleted in their entirety and the following provision shall be inserted in its place:

“As soon as practicable after the date on which the Waiver And Amendment To Fourth Forbearance And Amendment Agreement is effective, Borrower shall: (i) request written non-objection from the OTS with respect to its payment to Lender of the Amended Forbearance Interest Payments set forth herein; and (ii) provide Lender with written confirmation of its making such request as well as any response from the OTS pertaining to such request;”;

E.	Section 5(G)(ii) -- The existing provisions in Section 5(G)(ii) shall be deleted in their entirety and the following provision shall be inserted in its place:

“provide Lender with a status report with respect to Borrower’s Stated Capital Raise/Strategic Plan, which report may be either oral or in writing as requested by Lender in its sole discretion, no later than the last day of each month during the Forbearance Period beginning with the month of September, 2010, and provide Lender with any supporting documentation relating thereto as Lender may request in its reasonable discretion;”

F.	Section 5(J) -- The existing provisions in Section 5(J) shall be deleted in their entirety and the following provision shall be inserted in its place:

“As soon as practicable after the Waiver And Amendment To Fourth Forbearance And Amendment Agreement is effective, Borrower and Lender shall amend each of the Borrower Securities Control Agreement and the Equi-Mor Securities Control Agreement, and shall work cooperatively to cause First Southwest Company to execute such amendments, to delete the following section:

‘(c)  Income Distributions.  The Pledgor shall be entitled to receive all cash flows from the Collateral, including all interest, dividends, principal and other income distributions (other than liquidating dividends and distributions) from the Account in an aggregate amount not to exceed $3,000,000.00 from the date of this Agreement through and including September 30, 2010.’

and the following section shall be inserted in its place:

‘(c)  Income Distributions.  The Pledgor shall be entitled to receive all cash flows from the Collateral, including all interest, dividends, principal and other income distributions (other than liquidating dividends and distributions) from the Account in an aggregate amount not to exceed $3,000,000.00 from the date of this Agreement through and including October 31, 2010.’;”;

G.	New Section 5(K) -- The following provision shall be added as a new Section 5(K):

“From and after the date on which the Waiver And Amendment To Fourth Forbearance And Amendment Agreement is effective, Borrower and Pledgor shall provide to Lender, within five (5) business days of the receipt thereof, a copy of any account statements pertaining to the accounts pledged to Lender as collateral under the Borrower Securities Account Pledge Agreement and Equi-Mor Securities Account Pledge Agreement; and”; and

H.	New Section 5(L) -- For the sake of clarity, the following provision shall be added as a new Section 5(L):

“In the event that a transaction or series of transactions are consummated as a result of Borrower’s Stated Capital Raise/Strategic Plan which generates gross proceeds which are equal to or greater than $132,000,000.00, Borrower shall cause such proceeds to be used, first and foremost, to satisfy the Obligations before being utilized for any other purpose.”.

3.           The waivers by Lender and amendments to the Fourth Forbearance Agreement set forth above shall be conditioned upon, and shall not become effective until, satisfaction of the following:

A.	Borrower and Pledgor have duly executed and delivered this Agreement to Lender, in form and substance acceptable to Lender in its sole discretion, and the Agreement is executed by Lender; and

B.
Execution by Borrower and/or Pledgor and delivery to Lender of such other and further documentation as Lender may reasonably deem necessary to accomplish the terms, conditions, acknowledgments, and agreements set forth herein, which documents shall be in form and substance reasonably acceptable to Lender in its sole discretion.

4.           As a material inducement to Lender to enter into this Agreement, Borrower and Pledgor (as appropriate relative to their respective obligations) each separately represent and warrant that:

A.	Each of the statements set forth in the Recitals herein are true and correct in all respects and Lender may rely on the accuracy thereof;

B.
All representations and warranties set forth in Loan Documents and the Fourth Forbearance Agreement are true and correct as of the date of this Agreement, except as related to the Disclosed Defaults and Fourth Forbearance Defaults, and are specifically incorporated herein by reference;

C.
This Agreement constitutes, and any of the documents required herein will constitute, upon execution and delivery, legal, valid, and binding obligations or agreements of the Borrower and Pledgor, enforceable in accordance with their respective terms; and

D.
The execution, delivery, and performance of this Agreement, and any other document required herein, is within the corporate powers of Borrower and Pledgor, has been duly authorized by all necessary and appropriate action, whether corporate or regulatory in nature (other than the requirement of non-objection from the OTS with respect to the Amended Forbearance Interest Payments), and does not and will not: (i) require any consent or approval of the board of directors of Borrower or Pledgor; (ii) violate any provision of the articles of incorporation of Borrower or Pledgor, their respective bylaws, any other document of corporate governance, or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or Pledgor; (iii) require the consent or approval of, or registration with, any governmental body, agency, regulator or authority (except with respect to Borrower making the Amended Forbearance Interest Payments, which requires the prior written non-objection of the OTS); (iv) cause any breach of, or constitute a default under, any contract, indenture or other agreement or instrument under which Borrower or Pledgor is a party or by which it or its properties may be bound or affected; or (v) result in the imposition of any lien, charge or encumbrance upon any property of Borrower or Pledgor not contemplated herein.

5.           As of the date hereof, each of the Borrower and Pledgor separately releases, discharges, and agrees to hold harmless Lender and each of its representatives, agents, employees, attorneys, directors, officers, parents, affiliates, assigns, insurers, subsidiaries, and their successors and assigns (collectively, the “Released Parties”) from any and all claims, defenses, affirmative defenses, setoffs, counterclaims, actions, causes of action, suits, controversies, agreements, provisions, liabilities and demands in law or in equity, whether known or unknown (collectively, the “Claims”) which Borrower or Pledgor ever had, now has, or may hereafter have against or related to the Released Parties through the date of this Agreement relating to or arising out of the Loan Documents and/or the Fourth Forbearance Agreement, the transactions described therein, the Obligations, or the administration by Lender of the Loan Documents and/or the Fourth Forbearance Agreement, provided, however, notwithstanding the foregoing, Borrower and Pledgor are not releasing the Released Parties with respect to their obligations pertaining to the Collateral (as defined in the following agreements) pledged to Lender pursuant to the terms of the Borrower Securities Account Pledge Agreement and Equi-Mor Securities Account Pledge Agreement.

    6.           The agreements set forth herein shall not constitute a novation of any of the Loan Documents or the Fourth Forbearance Agreement and shall not extinguish any obligations or discharge or release any liens set forth therein.  The acknowledgements, agreements, and waivers (including without limitation, all suretyship waivers) set forth in the Loan Documents and the Fourth Forbearance Agreement continue in full force and effect, except as expressly modified herein, and are hereby reaffirmed, ratified, and confirmed by Borrower and Pledgor.  To the extent that any provision of this Agreement conflicts with any terms or conditions set forth in the Loan Documents or the Fourth Forbearance Agreement, the provisions of this Agreement shall supersede and control.  Borrower and Pledgor shall continue to comply with all undertakings, obligations and representations set forth in the Loan Documents and Fourth Forbearance Agreement to the extent not modified in this Agreement.  Except as expressly provided herein, Lender reserves all rights and remedies pertaining to the Loan Documents and the Fourth Forbearance Agreement and the execution, delivery, and performance of this Agreement, as well as any document required by this Agreement, shall not: (i) constitute an extension, modification, or waiver of any aspect of the Loan Documents or the Fourth Forbearance Agreement or any right or remedy thereunder; (ii) extend the terms of the Loan Documents or the Fourth Forbearance Agreement or the due date of any of the loans set forth therein; (iii) establish a course of dealing between Lender, on the one hand, and Borrower and/or Pledgor, on the other hand, or give rise to any obligation on the part of Lender to extend, modify or waive any term or condition of the Loan Documents or the Fourth Forbearance Agreement; or (iv) give rise to any defenses or counterclaims to the right of Lender to compel payment of any loan or to otherwise enforce its rights and remedies under the Loan Documents and/or the Fourth Forbearance Agreement

7.           Borrower and Pledgor separately acknowledge that it: (i) has been represented, or had the opportunity to be represented, by its own legal counsel in connection with this Agreement, and any agreements or documents required by this Agreement, including, without limitation, with respect to the releases and waivers set forth herein; (ii) has exercised independent judgment with respect to this Agreement, and any agreements or documents required by this Agreement; (iii) has not relied on Lender or its counsel for any advice with respect to this Agreement, or any agreements or documents required by this Agreement; and (iv) has had a reasonable opportunity to consider whether there may be future damages, injuries, claims, obligations, or liabilities which presently are unknown, unforeseen or not yet in existence and consciously intends to release them.  Based upon the foregoing, no rule of contract construction or interpretation shall be employed to construe this Agreement more strictly against one party or the other.

8.           This Agreement has been negotiated, executed, and delivered in the State of Colorado and shall be deemed to have been made in the State of Colorado.  The validity of this Agreement, its construction, interpretation, and enforcement as well as the rights of the parties hereunder (including, without limitation, with respect to the collateral) shall be determined under, governed by, and construed in accordance with the internal laws of the State of Colorado (without regard to its conflict of law principles).

9.           Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

10.           This Agreement and the other documents referred to herein contain the entire agreement between Lender, Borrower, Pledgor, or any of them, with respect to the subject matter hereof and supersedes all previous communications and negotiations.  No representation, undertaking, promise, or condition concerning the subject matter hereof shall be binding upon Lender unless clearly expressed in this Agreement or in the other documents referred to herein.  Any discussions and correspondence about the terms of a possible extension, modification, and/or restructuring of any of the Loan Documents shall be deemed to be in the nature of settlement negotiations.  Accordingly, any such discussions and correspondence will not be admissible in any legal or administrative proceedings and shall not be actionable under any theory of law or utilized for any purpose without the consent of all parties.  No agreement which is reached herein shall give rise to any claim or cause of action except for breach of the express provisions of a legally binding written agreement.

11.           Nothing contained in this Agreement or any other document required by or referred to herein, nor any action taken pursuant hereto or thereto, shall be construed as: (i) permitting or obligating Lender to act as financial or business advisor or consultant to Borrower or Pledgor; (ii) permitting or obligating Lender to control or to conduct the operations of Borrower or Pledgor; (iii) creating any fiduciary obligation on the part of Lender to Borrower or Pledgor; or (iv) causing Borrower or Pledgor to be treated as an agent of Lender.

12.           This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement.  Any of the parties hereto may execute this Agreement by signing, whether by facsimile transmission or otherwise, any such counterpart.

13.           This Agreement shall be binding upon, and shall inure solely to the benefit of, Borrower, Pledgor, Lender and each of their respective successors, assigns and affiliates.  No other third-party, person or entity shall have any rights or benefits under this Agreement.

JP MORGAN CHASE BANK, N.A.	UNITED WESTERN BANCORP. INC.

By: /s/ Dennis Gallett	By: /s/ Guy A. Gibson
Its: Vice President	Its: Chairman

EQUI-MOR HOLDINGS, INC.

By: /s/ Michael Stallings
Its: Vice President